UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza

New York, NY		10020

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 7, 2016, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of $350 million aggregate principal amount of the Company’s 4.250% Senior Notes due 2026 (the “Senior Notes”).

The Offering is being made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-194389), filed with the Securities and Exchange Commission on March 7, 2014; (ii) a preliminary prospectus supplement relating to the Senior Notes, dated as of September 7, 2016; and (iii) a final prospectus supplement relating to the Senior Notes, dated as of September 7, 2016.

The Company intends to use the net proceeds from the Offering to repay amounts outstanding under its senior unsecured credit facility and for general corporate purposes, including the potential future repayment of mortgages.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Supplemental Indenture

On September 12, 2016, the Company consummated the offering of the Senior Notes. The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by a supplemental indenture thereto, dated as of September 12, 2016 (the “Fourth Supplemental Indenture”). The Base Indenture and the Fourth Supplemental Indenture are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

The foregoing descriptions of the Senior Notes, the Base Indenture and the Fourth Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 7, 2016, by and among W. P. Carey Inc. and J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed in Schedule 1 thereto.

4.1

Indenture, dated March 14, 2014, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of W. P. Carey Inc.’s Current Report on Form 8-K filed March 14, 2014).

4.2	Fourth Supplemental Indenture, dated September 12, 2016, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee.

4.3	Form of Note representing $350 Million Aggregate Principal Amount of 4.250% Senior Notes due 2026.

5.1	Opinion of DLA Piper LLP (US) regarding the validity of the Senior Notes.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: September 12, 2016	By:	/s/ Hisham A. Kader

Hisham A. Kader

Chief Financial Officer